Exhibit 10.01

SALE AND PURCHASE AGREEMENT FOR THE ACQUISITION

of

100% OF THE SHARES AND ASSETS OF JIUJIU GROUP STOCK CO., LTD.,

a company incorporated under the laws of Republic of Seychelles,

with the address at

1st Floor, Victoria, Mahe,

Republic of Seychelles

(“JJGS”)

THIS AGREEMENT is between

FORTUNE VALLEY TREASURE, INC.,

a company incorporated under the laws of the State of Nevada, USA,

with its address at

No.10 of Tuanjie 2nd Road, Beice,

Humen, Dongguan, 518000, China

(“FVTI”),

And	DENG, DONG HUI, M.D. (“Deng”), representing the shareholders of

100% of the shares of

Jiujiu Group Stock Co., Ltd.,

1st Floor, Victoria, Mahe,

Republic of Seychelles

Collectively the Parties

WHEREAS, FVTI desires to purchase 100% of the issued and outstanding shares of JJGS (together with all of the assets of JJGS, the “Business Assets”) on the terms and subject to conditions set forth herein and;

WHEREAS, JJGS owns the property and assets, described more fully in Appendix A and;

WHEREAS, FVTI has agreed to issue One Hundred (100) shares of FVTI’s common stock to JJGS to acquire 100% of the shares and assets of JJGS for a cost of US$150 and;

WHEREAS, FVTI feels it is in its best interest that it acquires the aforesaid shares and assets at US$1.50 per share value of FVTI and;

WHEREAS, LIN, YU MIN, the President and Chief Executive Officer of FVTI is FVTI’s signing authority.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Deng hereby agrees to sell, assign, transfer convey and deliver to FVTI, 100% of the shares and the assets of JJGS, together with all of its rights, titles and interests in the business assets and all attendant or related assets of JJGS, including, but not limited to: proprietary intellectual property, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of this Agreement.

1.2 FVTI hereby agrees to purchase and acquire 100% of the shares and Business Assets of JJGS and FVTI shall issue an aggregate of one hundred (100) shares of common shares of FVTI (the “Common Shares”) to JJGS and both partied agree that this share issuance by FVTI represents payment in full of the US$150 noted in the Recitals.

1.3 It is understood by the Parties the Common Shares of FVTI so issued as payment for the Business Assets will be restricted shares as required by Rule 144 the United States Securities Act (the “Act” and shall display a restrictive legend as required by the United States Securities and Exchange Act.)

1.4 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Deng hereby agrees to transfer control of the shares and assets of JJGS to FVTI through the acceptance and confirmation by FVTI of the issuance and granting of 100 newly issued Common Shares, which represent the full purchase price of 100% of the shares of JJGS and all of its assets as described in Appendix A.

ARTICLE II

CLOSING

2.1 On or before March 1s, 2019 (the “Closing”), Deng should deliver, for transmittal to FVTI, dully authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of JJGS and its assets.

2.2 At Closing, FVTI shall deliver, or cause to be delivered, to Deng, a board resolution confirming the issuance of one hundred (100) Common Shares that are being sold, assigned, and conveyed to the shareholders of JJGS, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to Deng.

2.3 Immediately at the Closing, FVTI shall deliver to Deng stock certificate(s) representing 100 Common Shares issued in the name(s) designated by Deng. It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

ARTICLE III

EXECUTION

3.1 FVTI shall execute and deliver to Deng, on the date of Closing, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the 100 shares of common stock of FVTI.

3.2 Deng shall execute and deliver to FVTI, on the date of Closing, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the shares of JJGS and all of the assets of JJGS.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FVTI

FVTI hereby represents and warrants to Deng as follows (it being acknowledged that Deng is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of FVTI hereunder):

4.1 Authorization. FVTI, represented by LIN, YU MIN, the President and Chief Executive Officer of FVTI has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of FVTI, and this Agreement is enforceable with respect to JJGS in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions of provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which FVTI is a party or by which FVTI or any of its assets for properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to FVTI or the assets or properties of FVTI.

4.2 Legality of Shares. To the best of FVTI’s knowledge, the Common Shares, when delivered as provided in this Agreement, will be baldly issued, fully paid and nonassessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the Common Shares as set forth in this Agreement, Deng will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3 Compliance with Securities Laws.

(a) No formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against FVTI.

(b) Neither FVTI, nor any of its directors of officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false conviction with the Commission.

(c) FVTI is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4 No undisclosed issues or Liabilities. FVTI warrants that to the best of its knowledge there are no, issues that might tend to cause damage to FVTI or its shareholders, or State or Federal regulatory problems of any description.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF DENG

5.1 Authorization. Deng has full power and legal capacity to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from FVTI and to perform all obligations hereunder. This Agreement constitutes the legal, valid or appropriate for the purpose of and binding obligation of Deng and this Agreement is enforceable with respect to Deng, in accordance with its terms.

5.2 Information Regarding this Agreement and JJGS. Deng had obtained such information regarding the financial position and prospects of FVTI, as Deng considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares pursuant to this Agreement.

5.3 Compliance with Securities Laws. With regards to JJGS, Deng represents and warrants that:

(a) No formal or informal investigation or examination by the Commission or by the securities administration or legal authority of any state or jurisdiction within or outside of the United States, the People’s Republic of China or the Republic of Seychelles, is pending or threatened against JJGS.

(b) Neither JJGS nor its officers or owner(s) have not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(c) JJGS is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4 Disclosing of Transference of Control. With regards to JJGS, Deng represents and warrants that:

(a) Deng understands and accepts that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the shares and assets of JJGS. Such filings and disclosures include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission,

(b) Deng will, and will cause JJGS to, assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(c) Deng will provide a detailed list of individual(s) or entity(ies) (collectively, the “New Shareholders”) designated to receive Common Shares of FVTI pursuant to issuance of the 100 Common Shares specified in this Agreement.

(d) The above noted detailed list of New Shareholders shall include the full legal name of the individual(s) or entity(ies) receiving the Common Shares, the full address and citizenship of corporate jurisdiction of each New Shareholder (Attached hereto as Appendix B).

5.5 Deng warrants that he shall, and will cause JJGS to, deliver to FVTI all of rights, titles and interests in 100% of the shares of JJGS, the company JJGS and the assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests of rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6 Deng warrants that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

5.7 Deng warrants and confirms that immediately upon executing this Agreement by its designated signing authority it will, undertake a full and up-to-date Valuation Report and a full and up-to-date audit of the financial position of JJGS, which audit will be conducted by an auditor qualified by the Public Company Accountability Oversight Board (P.C.A.O.B.)

ACTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party,

6.2 Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada.

6.4 Shares to Be Held in Escrow. The parties agree that all shares issued, pursuant to the terms and conditions of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5 Notice. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to FVTI, to	Fortune Valley Treasure, Inc.
LIN, Yu Min No.10 of Tuanjie 2nd Road, Beice, Humen, Dongguan, 518000, China

(b) If to Deng, to	DENG, Dong Hui
1st Floor Victoria, Mahe Republic of Seychelles

Either party hereto may change his or its address by written notice to the other party given in accordance with this Section 6.5.

6.6 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreement Parts, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8 Attorneys’ Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys’ fee, of the prevailing party in connection therewith.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF FORTUNE VALLEY TREASURE INC.

/s/ LIN, YU MIN
Lin, Yumin, President and CEO

DENG, DONG HUI
/s/ DENG, DONG HUI

Signature of Witness:	/s/ Cao, Yu Shan
Name:	CAO, Yu Shan
Address:	Room 602, 6 th Building, 5 South Haibin Avenue,
Xiashan, Zhanjiang,
Guangdong, China

Date: March 1st, 2019

APPENDIX A

The following is an organizational chart setting forth our corporate structure, immediately following the transaction:

Fortune Valley Treasures, Inc. (Nevada, USA)

(100% shareholding)

Jiujiu Group Stock Co., Ltd. (Republic of Seychelles)

(100% shareholding)

Jiujiu (HK) Industry Ltd. (Hong Kong)

(100% shareholding)

Jiujiu (Shenzhen) Industry Ltd (PRC)

Jiujiu Group Stock Co., Ltd is a Seychelles company, founded on August 17, 2017. The share capital of the company is $100,000 divided into 20,000,000 ordinary shares of $0.005 par value each.

Jiujiu (HK) Industry Ltd was incorporated in Hong Kong on August 17, 2017 as a company with limited liability as an investment holding company. Jiujiu (HK) Industry Ltd is wholly owned by Jiujiu Group Stock Co., Ltd.

Jiujiu (Shenzhen) Industry Ltd. was incorporated in the PRC as a wholly-owned foreign enterprise with limited liability on November 16, 2018. Jiujiu (Shenzhen) Industry Ltd is wholly owned by Jiujiu (HK) Industry Ltd.

There is no asset nor business activity for the above three companies.

/s/ DENG, DONG HUI
Designated Signing Authority
DENG, DONG HUI, M.D.
Sole Director
JIUJIU GROUP STOCK CO., LTD.

APPENDIX B

Form of Board Resolution issuing 100 Common Shares of

FVTI to JJGS Shareholders

List of New Shareholders:

Number	Name of Shareholder	Nationality	No. of Shares	Address
1	DENG, DONG HUI	People’s Republic of China (copy of passport provided to the Company for recording)	100	Room101, No.17, Lane 1, Sanqu District, Buji Sanlian Village, Longgang District, Shenzhen, China